UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
September 27, 2005
US Airways Group, Inc.
(Commission file number: 1-8444)
and
US Airways, Inc.
(Commission file number 1-8442)
(Exact Names of Registrants as specified in their charters)

Delaware	US Airways Group, Inc. 54-1194634
(State of Incorporation	US Airways, Inc. 53-0218143
of both registrants)	(I.R.S. Employer Identification Nos.)
111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrants’ telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
Item 2.03.
Item 3.02.
Item 9.01.
FORWARD-LOOKING STATEMENTS
SIGNATURES
EX-4.1 INDENTURE DATED SEPTEMBER 30,2005
EX-4.2 REGISTRATION RIGHTS AGREEMENT
EX-10.1 PURCHASE AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
     On September 27, 2007, US Airways Group, Inc. (“US Airways Group”) consummated the transactions contemplated by its plan of reorganization, including its previously announced merger transaction with America West Holdings Corporation (“America West Holdings”). As a result of the merger, America West Holdings became a wholly owned subsidiary of US Airways Group.
     The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 27, 2005, US Airways Group issued $125,000,000 aggregate principal amount of 7% Senior Convertible Notes due 2020 (the “Notes”). The Notes were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an Indenture, dated as of September 30, 2005, between US Airways Group, US Airways, Inc. and America West Airlines, Inc., as guarantors, and U.S. Bank National Association, as trustee.
     Pursuant to the terms and conditions contained in a purchase agreement dated as of September 27, 2005 between US Airways Group and the initial purchaser, US Airways Group agreed to sell to the initial purchaser, and the initial purchaser agreed to purchase from US Airways Group, the entire $125,000,000 principal amount of Notes. In addition, US Airways Group granted the initial purchaser an option to purchase up to an additional $18,750,000 of the Notes at the initial offering price less the initial purchaser’s discount. On September 29, 2005, the initial purchaser exercised the option to purchase the additional $18,750,000 Notes. The initial purchaser will resell the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
     The Notes will be US Airways Group’s senior unsecured obligations and will rank equal in right of payment to its other senior unsecured and unsubordinated indebtedness and will be effectively subordinated to its secured indebtedness to the extent of the value of assets securing such indebtedness. The Notes will be fully and unconditionally guaranteed, jointly and severally and on a senior unsecured basis, by US Airways Group’s two major operating subsidiaries, US Airways, Inc. and America West Airlines, Inc. The guarantees will be the guarantors’ unsecured obligations and will rank equal in right of payment to the other senior unsecured and unsubordinated indebtedness of the guarantors and will be effectively subordinated to the guarantors’ secured indebtedness to the extent of the value of assets securing such indebtedness.
     The Notes will bear interest at the rate of 7% per year payable in cash semiannually in arrears on March 30 and September 30 of each year, beginning March 30, 2006. The Notes will mature on September 30, 2020.
     Holders may convert, at any time on or prior to maturity or redemption, any outstanding Notes (or portions thereof) into shares of US Airways Group’s common stock, initially at a conversion rate of 41.4508 shares of US Airways Group’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $24.12 per share of US Airways Group’s common stock). If a holder elects to convert its Notes in connection with certain specified fundamental changes that occur prior to October 5, 2015, the holder will be entitled to receive additional shares of US Airways Group’s common stock as a make whole premium upon conversion. In lieu of delivery of shares of US Airways Group’s common stock upon conversion of all or any portion of the Notes, US Airways Group may elect to pay holders surrendering Notes for conversion cash or a combination of shares and cash.

     Holders may require US Airways Group to purchase for cash or shares or a combination thereof, at US Airways Group’s election, all or a portion of their Notes on September 30, 2010 and September 30, 2015 at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the purchase date. In addition, if US Airways Group experiences a fundamental change, holders may require US Airways Group to purchase for cash, shares or a combination thereof, at its election, all or a portion of their Notes, subject to specified exceptions, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the purchase date.
     Prior to October 5, 2010, the Notes will not be redeemable at US Airways Group’s option. US Airways Group may redeem all or a portion of the Notes at any time on or after October 5, 2010, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date if the closing price of US Airways Group’s common stock has exceeded 115% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the trading day before the date on which US Airways Group mails the optional redemption notice. The Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (“PORTAL’”) system of the National Association of Securities Dealers, Inc.
     The Indenture provides that US Airways Group may not consolidate with or merge into any person or convey, transfer or lease its properties and assets substantially as an entity to another person unless: (i) the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if other than US Airways Group) assumes all US Airways Group’s obligations under the Notes and the Indenture; (ii) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and (iii) other conditions described in the Indenture are met. Upon the assumption of US Airways Group’s obligations by such corporation in such circumstances, subject to certain exceptions, US Airways Group shall be discharged from all obligations under the Notes and the Indenture.
     The Indenture also provides that a guarantor may not consolidate with or merge into any person or convey, transfer or lease its properties and assets substantially as an entity to another person unless the surviving person assumes the obligations of such guarantor and the surviving person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, except if all of the assets or all of the common stock of such guarantor is sold to a non-affiliate of US Airways Group, Inc., in which case the guarantee is released.
     The Indenture governing the Notes contains customary events of default. Under the Indenture, events of default include (i) default in the payment of any principal amount or any redemption price, purchase price, or fundamental change purchase price due with respect to the Notes, when the same becomes due and payable; (ii) default in payment of any interest (including liquidated damages) under the Notes, which default continues for 30 days; (iii) default in the delivery when due of shares of US Airways Group common stock or any cash in lieu of such shares payable upon conversion with respect to the Notes, including any make whole premium, which default continues for 15 days; (iv) US Airways Group’s failure to comply with any of its other agreements in the Notes or the Indenture upon its receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the Notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice; (v) default in the payment of principal when due or resulting in acceleration of other indebtedness of US Airways Group or any significant subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to US Airways Group by the trustee or to US Airways Group and the trustee by the holders of at least 25% in aggregate principal amount of the Notes, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; (vi) any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the guarantor or US Airways Group to remedy the same shall have been given to US Airways Group by the trustee or to US Airways Group and the trustee by the holders of 25% in aggregate principal amount at maturity of the Notes outstanding; and (vii) certain events of bankruptcy, insolvency or reorganization affecting US Airways Group or the guarantors. If an event of default occurs, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.
     The Indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by US Airways Group or any of its subsidiaries.
     Pursuant to a Registration Rights Agreement with the initial purchaser of the Notes dated September 30, 2005 (the “Registration Rights Agreement”), US Airways Group has agreed to file within 90 days after consummation of the offering of the Notes, and to use reasonable efforts to have declared effective within 180 days after consummation of the offering, a registration statement under the Securities Act of 1933, as amended, to register resales of the Notes and the shares of common stock issuable upon conversion of the Notes. US Airways Group will be required to pay liquidated damages, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the common stock issuable upon conversion of the Notes or the registration statement does not become effective within the specified time periods.
     This description of the Indenture governing the Notes, the Registration Rights Agreement relating to the Notes and Purchase Agreement relating to the Notes is qualified in its entirety by reference to the full text of the documents, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information described above under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are filed with this report.

Exhibit No.	Description

4.1	Indenture, dated as of September 30, 2005, between US Airways Group, the guarantors listed therein and U.S. Bank National Association, as trustee.

Exhibit No.	Description

4.2	Registration Rights Agreement, dated as of September 30, 2005, between the US Airways Group, Inc., America West Airlines, Inc. and US Airways, Inc., as guarantors, and the initial purchaser named therein.

10.1	Purchase Agreement between US Airways Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of September 27, 2005.
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group (the “Company”), expected fuel costs, the RASM environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the companies to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the filings of US Airways Group and America West Holdings with the SEC, which are available at www.usairways.com and www.americawest.com, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)
Date: October 3, 2005	By:	/s/ Derek J. Kerr
Derek J. Kerr
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

US Airways, Inc. (REGISTRANT)
Date: October 3, 2005	By:	/s/ Derek J. Kerr
Derek J. Kerr
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 30, 2005, between US Airways Group, the guarantors listed therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of September 30, 2005, between the US Airways Group, Inc., America West Airlines, Inc. and US Airways, Inc., as guarantors, and the initial purchaser named therein.

10.1	Purchase Agreement between US Airways Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of September 27, 2005.